UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2012

Augme Technologies, Inc.

(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

350 7th Avenue, 2nd Floor

New York, NY 10001

(Address of Principal Executive Offices)

(855)423-5433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

On September 19, 2012, Mr. Phil Rapp separated from service as the Executive Vice President of Strategic Planning of Augme Technologies, Inc. (“Augme”) and Hipcricket, Inc. (“Hipcricket”), Augme’s wholly owned subsidiary (collectively the “Company”).

In conjunction with his resignation, the Company and Mr. Rapp entered into a Severance and General Release Agreement (the “Agreement”). Pursuant to the Agreement, in exchange for (i) a full release of any and all claims related to his employment and his separation from service and (ii) his agreement, for a period of 12 months, not to enter into the employment of, render services to, or acquire any interest whatsoever in any business trade or occupation in competition with the business of the Company, the Company has paid Mr. Rapp severance in the amount of $225,000. Mr. Rapp was also paid $22,579 in earned but unused paid time off.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
10.1	Severance and General Release Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Augme Technologies, Inc.
(Registrant)

Date: September 21, 2012	By:	/s/Robert Hussey
Robert Hussey
Interim Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Severance and General Release Agreement